Illumina Reports Strong Finish to Fourth Quarter and Fiscal Year 2013

San Diego -- (BUSINESS WIRE) - January 28, 2014 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the fourth quarter and fiscal year 2013.

Fourth quarter 2013 results:

•	Revenue of $387 million, a 25% increase compared to $309 million in the fourth quarter of 2012

•	GAAP net income for the quarter of $81 million, or $0.56 per diluted share, compared to $72 million, or $0.53 per diluted share, for the fourth quarter of 2012

•
Non-GAAP net income for the quarter of $65 million, or $0.45 per diluted share, compared to $57 million, or $0.42 per diluted share, for the fourth quarter of 2012 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $127 million and free cash flow of $100 million for the quarter

Gross margin in the fourth quarter of 2013 was 66.9% compared to 65.8% in the prior year period. Excluding the effect of non-cash charges associated with stock compensation, amortization of acquired intangible assets, legal contingencies, and inventory revaluation adjustments, non-GAAP gross margin was 71.4% for the fourth quarter of 2013 compared to 68.5% in the prior year period.

Research and development (R&D) expenses for the fourth quarter of 2013 were $76.7 million compared to $56.9 million in the fourth quarter of 2012. R&D expenses included $10.9 million and $8.0 million of non-cash stock compensation expense in the fourth quarters of 2013 and 2012, respectively. Excluding these charges and contingent compensation, R&D expenses as a percentage of revenue were 17.0% compared to 15.4% in the prior year period.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2013 were $111.6 million compared to $79.7 million for the fourth quarter of 2012. SG&A expenses included $16.8 million and $14.1 million of non-cash stock compensation expense in the fourth quarters of 2013 and 2012, respectively. Excluding these charges, contingent compensation and amortization of acquired intangible assets, SG&A expenses as a percentage of revenue were 22.2% compared to 19.9% in the prior year period.

Depreciation and amortization expenses were $27.2 million and capital expenditures were $27.3 million during the fourth quarter of 2013. The Company ended the fourth quarter of 2013 with $1.17 billion in cash, cash equivalents and short-term investments, compared to $1.35 billion as of December 30, 2012.

Fiscal 2013 results:

•	Revenue of $1.42 billion, a 24% increase over the $1.15 billion reported in fiscal 2012

•	GAAP net income of $125 million, or $0.90 per diluted share, compared to $151 million, or $1.13 per diluted share in fiscal 2012

•
Non-GAAP net income of $250 million, or $1.80 per diluted share, compared to $210 million, or $1.59 per diluted share, in fiscal 2012 (see table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income” for a reconciliation of these GAAP and non-GAAP financial measures)

Gross margin for fiscal 2013 was 64.2% compared to 67.4% in fiscal 2012. Cost of product sales during 2013 included impairment charges of $25.2 million related to a decision to discontinue a non-core product line. Excluding the effect of these charges as well as non-cash charges associated with stock compensation, amortization of acquired intangible assets, legal contingencies, and inventory revaluation adjustments, non-GAAP gross margin was 70.1% for fiscal 2013 compared to 69.7% in fiscal 2012.

R&D expenses for fiscal 2013 were $276.7 million compared to $231.0 million in fiscal 2012. R&D expenses included $37.4 million and $30.9 million of non-cash stock compensation expense in fiscal 2013 and 2012, respectively. R&D expenses for fiscal 2012 included an impairment charge of $21.4 million related to an in-process research and development asset. Excluding these charges and contingent compensation, R&D expenses as a percentage of revenue were 16.8% compared to 15.3% in the prior year.

SG&A expenses for fiscal 2013 were $381.0 million compared to $286.0 million in fiscal 2012. SG&A expenses included $61.4 million and $55.4 million of non-cash stock compensation expense in fiscal 2013 and 2012, respectively. Excluding these charges, contingent compensation, and amortization of acquired intangible assets, SG&A expenses as a percentage of revenue were 20.8% compared to 19.5% in the prior year.

“The fourth quarter capped off a spectacular year for Illumina with robust performance across all products and geographies,” stated Jay Flatley, CEO. “We made significant progress on key R&D programs which allowed us to introduce new products in early 2014 that will once again redefine the trajectory of sequencing.  We plan to leverage this momentum in 2014 to more broadly enable the adoption of genomics.”

Updates since our last earnings release:

•
Introduced HiSeq XTM Ten Sequencing System, enabling ‘factory scale’ sequencing and announced sales to Macrogen, the Broad Institute, the Garvan Institute of Medical Research, and the New York Genome Center

•	Launched NextSeqTM 500 Sequencing System, a new platform that packs high-throughput performance into an affordable desktop sequencer

•	Announced plans to simplify library preparation with NeoPrepTM, a push-button, library-preparation system

•	Launched BaseSpace® OnSite, a simple informatics appliance that enables users to securely stream data to a local, private cloud

•	Unveiled new enhancements to the HiSeq® family of instruments, which will enable certain HiSeq instruments to produce 1 terabase of sequencing data

•
Announced that Illumina received premarket clearance from the U.S. Food and Drug Administration (FDA) for the MiSeqDxTM system, MiSeqDx Cystic Fibrosis 139-Variant Assay, MiSeqDx Cystic Fibrosis Clinical Sequencing Assay, and MiSeqDx Universal Kit

•	Acquired NextBio, a leader in analyzing and aggregating complex genomic data

•	Entered into multi-year licensing agreements with Quest Diagnostics and LabCorp to use Illumina’s NGS technology for clinical laboratory testing

•	Entered into an agreement with Amgen to develop an Oncology Companion Diagnostic Test on the FDA-Cleared MiSeqDx NGS Instrument

•	Further strengthened Illumina's management team by appointing Francis deSouza to the role of President

•	Additional updates not highlighted above can be found on our investor relations webpage: http://investor.illumina.com

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2014 the Company is projecting approximately 15% to 17% revenue growth and non-GAAP earnings per fully diluted share of $2.00 to $2.06. These projections assume full year non-GAAP gross margin of approximately 70.0%, a pro forma tax rate of approximately 29.5% and stock compensation expense of approximately $128 million. Full-year weighted average diluted shares outstanding, for the measurement of pro forma amounts, is expected to be approximately 148 million shares assuming a stock price of $114.

Quarterly conference call information
The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, January 28, 2014. Interested parties may listen to the call by dialing 888.713.4213 (passcode: 72154577), or if outside North America by dialing 1.617.213.4865 (passcode: 72154577). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “Company” tab at www.illumina.com.

A replay of the conference call will be available from 6:00 pm Pacific Time (9:00 pm Eastern Time) on January 28, 2014 through February 4, 2014 by dialing 888.286.8010 (passcode: 88834345), or if outside North America by dialing 1.617.801.6888 (passcode: 88834345).

Statement regarding use of non-GAAP financial measures
The Company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company’s financial measures under GAAP include substantial charges related to stock compensation expense, legal contingencies, amortization expense related to acquired intangible assets, non-cash interest expense associated with the Company’s convertible debt instruments that may be settled in cash, impairment charges, costs related to the unsolicited tender offer for the Company’s stock, acquisition related expense, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Per share amounts also include the double dilution associated with the accounting treatment of the Company’s 0.625% convertible senior notes outstanding and the corresponding call option overlay. Management believes that presentation of operating results that excludes these items and per share double dilution provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, array, and consumables technologies and to deploy new products and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (iv) challenges inherent in developing, manufacturing, and launching new products and services; and (v) our ability to maintain our revenue and profitability during periods of research funding reduction or uncertainty and adverse economic and business conditions, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Illumina
Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA, and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its applications, paving the way for molecular medicine and ultimately transforming healthcare.

# # #
Illumina, Inc.
Investors:
Rebecca Chambers
858.255.5243
rchambers@illumina.com
or
Media:
Eric Endicott
858.882.6822
pr@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 29, 2013	December 30, 2012
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$711,637	$433,981
Short-term investments	453,966	916,223
Accounts receivable, net	238,946	214,975
Inventory	154,099	158,718
Deferred tax assets, current portion	36,076	30,451
Prepaid expenses and other current assets	22,811	32,700
Total current assets	1,617,535	1,787,048
Property and equipment, net	202,666	166,167
Goodwill	723,061	369,327
Intangible assets, net	331,173	130,196
Deferred tax assets, long-term portion	88,480	40,183
Other assets	56,091	73,164
Total assets	$3,019,006	$2,566,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$73,655	$65,727
Accrued liabilities	219,120	201,877
Long-term debt, current portion	29,288	36,967
Total current liabilities	322,063	304,571
Long-term debt	839,305	805,406
Long-term legal contingencies	132,933	—
Other long-term liabilities	191,221	134,369
Conversion option subject to cash settlement	282	3,158
Stockholders’ equity	1,533,202	1,318,581
Total liabilities and stockholders’ equity	$3,019,006	$2,566,085

	Illumina, Inc.
	Condensed Consolidated Statements of Income
	(In thousands, except per share amounts)
	(unaudited)

	Three Months Ended		Years Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Revenue:
Product revenue	$336,386	$278,933	$1,264,656	$1,055,826
Service and other revenue	50,940	30,332	156,522	92,690
Total revenue	387,326	309,265	1,421,178	1,148,516
Cost of revenue:
Cost of product revenue (a)	99,795	86,348	407,877	317,283
Cost of service and other revenue (a)	19,079	14,791	67,811	43,552
Amortization of acquired intangible assets	9,206	4,479	33,603	14,153
Total cost of revenue	128,080	105,618	509,291	374,988
Gross profit	259,246	203,647	911,887	773,528
Operating expense:
Research and development (a)	76,728	56,907	276,743	231,025
Selling, general and administrative (a)	111,649	79,715	381,040	285,991
Acquisition related (gain) expense, net	(5,771)	314	(11,617)	2,774
Headquarter relocation	2,856	2,883	2,624	26,328
Legal contingencies	—	—	115,369	—
Unsolicited tender offer related expense	—	4,394	13,621	23,136
Restructuring	—	88	—	3,522
Total operating expense	185,462	144,301	777,780	572,776
Income from operations	73,784	59,346	134,107	200,752
Other income, net	46,585	44,557	25,207	21,856
Income before income taxes	120,369	103,903	159,314	222,608
Provision for income taxes	39,708	32,000	34,006	71,354
Net income	$80,661	$71,903	$125,308	$151,254
Net income per basic share	$0.64	$0.58	$1.00	$1.23
Net income per diluted share	$0.56	$0.53	$0.90	$1.13
Shares used in calculating basic net income per share	126,711	123,211	125,076	122,999
Shares used in calculating diluted net income per share	143,854	135,393	139,936	133,693

(a) Includes total stock-based compensation expense for stock-based awards:

	Three Months Ended		Years Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Cost of product revenue	$1,813	$1,991	$6,223	$7,575
Cost of service and other revenue	233	134	777	461
Research and development	10,918	8,001	37,439	30,879
Selling, general and administrative	16,782	14,050	61,387	55,409
Stock-based compensation expense before taxes	$29,746	$24,176	$105,826	$94,324

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended		Years Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Net cash provided by operating activities	$126,839	$78,876	$386,421	$291,873
Net cash (used in) provided by investing activities	(150,810)	18,611	(69,649)	(150,012)
Net cash provided by (used in) financing activities	43,556	(6,042)	(38,719)	(10,755)
Effect of exchange rate changes on cash and cash equivalents	216	(553)	(397)	(103)
Net increase in cash and cash equivalents	19,801	90,892	277,656	131,003
Cash and cash equivalents, beginning of period	691,836	343,089	433,981	302,978
Cash and cash equivalents, end of period	$711,637	$433,981	$711,637	$433,981

Calculation of free cash flow (a):
Net cash provided by operating activities	$126,839	$78,876	$386,421	$291,873
Purchases of property and equipment	(27,310)	(17,101)	(79,215)	(68,781)
Free cash flow	$99,529	$61,775	$307,206	$223,092

______________________________________________________________________________________________________
(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In thousands, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:

	Three Months Ended		Years Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
GAAP net income per share - diluted	$0.56	$0.53	$0.90	$1.13
Pro forma impact of weighted average shares (a)	0.01	—	0.01	0.02
Adjustments to net income:
Cost-method investment related gain, net (b)	(0.39)	(0.34)	(0.44)	(0.35)
Amortization of acquired intangible assets	0.09	0.04	0.32	0.12
Non-cash interest expense (c)	0.06	0.07	0.26	0.27
Legal contingencies (d)	0.04	—	0.96	0.02
Acquisition related (gain) expense, net (e)	(0.04)	—	(0.08)	0.02
Contingent compensation expense (f)	0.04	0.03	0.10	0.07
Headquarter relocation (g)	0.02	0.02	0.02	0.20
Impairments (h)	—	—	0.18	0.16
Unsolicited tender offer related expense	—	0.03	0.10	0.17
Loss on extinguishment of debt	—	—	—	—
Inventory revaluation adjustment (i)	—	0.01	—	0.01
Recovery of previously impaired note receivable	—	(0.04)	—	(0.05)
Restructuring	—	—	—	0.03
Incremental non-GAAP tax benefit (expense) (j)	0.06	0.07	(0.53)	(0.23)
Non-GAAP net income per share - diluted (k)	$0.45	$0.42	$1.80	$1.59
Shares used in calculating non-GAAP diluted net income per share	142,815	134,348	138,888	132,725

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:
GAAP net income	$80,661	$71,903	$125,308	$151,254
Cost-method investment related gain, net (b)	(55,244)	(45,911)	(61,357)	(45,911)
Amortization of acquired intangible assets	12,896	5,411	44,685	15,541
Non-cash interest expense (c)	9,182	8,950	36,403	35,180
Legal contingencies (d)	5,921	—	133,701	3,021
Acquisition related (gain) expense, net (e)	(5,771)	314	(11,617)	2,774
Contingent compensation expense (f)	5,486	4,347	13,610	9,151
Headquarter relocation (g)	2,856	2,883	2,624	26,328
Impairments (h)	—	—	25,214	21,438
Unsolicited tender offer related expense	—	4,394	13,621	23,136
Loss on extinguishment of debt	—	—	555	—
Inventory revaluation adjustment (i)	—	1,458	458	1,458
Recovery of previously impaired note receivable	—	(6,000)	—	(6,000)
Restructuring	—	88	—	3,522
Incremental non-GAAP tax benefit (expense) (j)	8,517	8,963	(73,542)	(30,464)
Non-GAAP net income (k)	$64,504	$56,800	$249,663	$210,428

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED NUMBER OF SHARES:
Weighted average shares used in calculation of GAAP diluted net income per share	143,854	135,393	139,936	133,693
Weighted average dilutive potential common shares issuable of redeemable convertible senior notes (a)	(1,039)	(1,045)	(1,048)	(968)

Weighted average shares used in calculation of non-GAAP diluted net income per share	142,815	134,348	138,888	132,725

______________________________________________________________________________________________________

(a) Pro forma impact of weighted average shares includes the impact of double dilution associated with the accounting treatment of the Company’s outstanding convertible debt and the corresponding call option overlay.

(b) Cost-method investment related gain, net in 2013 primarily consisted of a $55.2 million gain from the sale of our minority interest in Oxford Nanopore Technologies Ltd. during Q4. Cost-method investment related gain, net in 2012 consisted of a $48.6 million gain from the sale of our minority interest in deCODE Genetics offset by a $2.7 million impairment of another cost-method investment.

(c) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(d) Legal contingencies during fiscal year 2013 primarily represented charges recorded based on a judgment associated with the patent litigation brought by Syntrix Biosystems, Inc., or Syntrix. Illumina continues to believe that Syntrix’s claims are without merit and are not supported by the law or facts. Accordingly, on December 3, 2013, Illumina filed an appeal to the court challenging the judgment.

(e) Acquisition related (gain) expense, net during fiscal year 2013 consisted primarily of $18.8 million in net gains from changes in fair value of contingent consideration, of which $7.8 million was recorded in Q4. Such gains were partially offset by transaction and other acquisition related costs of $7.2 million, of which $2.0 million was recorded in Q4. Acquisition related (gain) expense, net in fiscal year 2012 consisted of $2.0 million in net loss from changes in fair value of contingent consideration, of which $0.3 million was recorded in Q4, and $0.8 million in transaction costs related to the acquisition of BlueGnome Ltd. in Q3.

(f) Contingent compensation expense relates to contingent payments for post-combination services associated with acquisitions.

(g) Headquarter relocation during fiscal year 2013 and 2012 primarily consisted of additional cease-use loss recorded due to a delay in the sublease of our prior headquarters and accretion of interest expense recorded on lease exit liability during each year. Headquarter relocation in fiscal year 2013 was partially offset by a gain on lease exit liability recorded in Q2 2013 as a result of the Company entering into a sublease for a portion of its prior headquarters at a more favorable rate than previously estimated.

(h) Impairment charges of $25.2 million were recorded in fiscal year 2013 due to a decision to discontinue a non-core product line. The impairment charge in fiscal year 2012 related to an in-process research and development intangible asset.

(i) Inventory revaluation adjustments of $0.5 million in 2013 and $1.5 million in 2012 represented additional cost of goods sold recognized from inventories revalued upon acquisitions of Verinata Health, Inc. and BlueGnome Ltd., respectively.

(j) Incremental non-GAAP tax benefit (expense) reflects the tax impact related to the non-GAAP adjustments listed above.

(k) Non-GAAP net income and net income per share exclude the effect of the pro forma adjustments as detailed above. Non-GAAP diluted net income and net income per share are key drivers of our core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in thousands)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Years Ended
	December 29, 2013		December 30, 2012		December 29, 2013		December 30, 2012
GAAP gross profit	$259,246	66.9%	$203,647	65.8%	$911,887	64.2%	$773,528	67.4%
Stock-based compensation expense	2,046	0.5%	2,125	0.7%	7,000	0.5%	8,036	0.7%
Amortization of acquired intangible assets	9,206	2.4%	4,479	1.5%	33,603	2.4%	14,153	1.2%
Legal contingencies (a)	5,921	1.6%	—	—	18,332	1.2%	3,021	0.3%
Impairments (b)	—	—	—	—	25,214	1.8%	—	—
Inventory revaluation adjustment (c)	—	—	1,458	0.5%	458	—	1,458	0.1%
Non-GAAP gross profit (d)	$276,419	71.4%	$211,709	68.5%	$996,494	70.1%	$800,196	69.7%

Research and development expense	$76,728	19.8%	$56,907	18.4%	$276,743	19.5%	$231,025	20.1%
Stock-based compensation expense	(10,918)	(2.8)%	(8,001)	(2.6)%	(37,439)	(2.7)%	(30,879)	(2.7)%
Contingent compensation expense (e)	(112)	—	(1,201)	(0.4)%	(544)	—	(3,419)	(0.2)%
Impairments (b)	—	—	—	—	—	—	(21,438)	(1.9)%
Non-GAAP research and development expense	$65,698	17.0%	$47,705	15.4%	$238,760	16.8%	$175,289	15.3%

Selling, general and administrative expense	$111,649	28.8%	$79,715	25.8%	$381,040	26.8%	$285,991	24.9%
Stock-based compensation expense	(16,782)	(4.3)%	(14,050)	(4.6)%	(61,387)	(4.3)%	(55,409)	(4.8)%
Contingent compensation expense (e)	(5,374)	(1.3)%	(3,146)	(1.0)%	(13,066)	(0.9)%	(5,732)	(0.5)%
Amortization of acquired intangible assets	(3,690)	(1.0)%	(932)	(0.3)%	(11,082)	(0.8)%	(1,388)	(0.1)%
Non-GAAP selling, general and administrative expense	$85,803	22.2%	$61,587	19.9%	$295,505	20.8%	$223,462	19.5%

GAAP operating profit	$73,784	19.0%	$59,346	19.2%	$134,107	9.4%	$200,752	17.5%
Stock-based compensation expense	29,746	7.7%	24,176	7.8%	105,826	7.4%	94,324	8.2%
Amortization of acquired intangible assets	12,896	3.3%	5,411	1.7%	44,685	3.1%	15,541	1.4%
Legal contingencies (a)	5,921	1.5%	—	—	133,701	9.4%	3,021	0.3%
Acquisition related (gain) expense, net (f)	(5,771)	(1.4)%	314	0.1%	(11,617)	(0.8)%	2,774	0.2%
Contingent compensation expense (e)	5,486	1.4%	4,347	1.4%	13,610	1.0%	9,151	0.8%
Headquarter relocation (g)	2,856	0.8%	2,883	1.0%	2,624	0.2%	26,328	2.3%
Impairments (b)	—	—	—	—	25,214	1.8%	21,438	1.9%
Unsolicited tender offer related expense	—	—	4,394	1.4%	13,621	1.0%	23,136	2.0%

Inventory revaluation adjustment (c)	—	—	1,458	0.5%	458	—	1,458	0.1%
Restructuring	—	—	88	—	—	—	3,522	0.3%
Non-GAAP operating profit (d)	$124,918	32.3%	$102,417	33.1%	$462,229	32.5%	$401,445	35.0%

GAAP other income, net	$46,585	12.0%	$44,557	14.4%	$25,207	1.8%	$21,856	1.9%
Cost-method investment related gain, net (h)	(55,244)	(14.3)%	(45,911)	(14.8)%	(61,357)	(4.3)%	(45,911)	(4.1)%
Non-cash interest expense (i)	9,182	2.4%	8,950	2.8%	36,403	2.6%	35,180	3.1%
Loss on extinguishment of debt	—	—	—	—	555	—	—	—
Recovery of previously impaired note receivable	—	—	(6,000)	(1.9)%	—	—	(6,000)	(0.5)%
Non-GAAP other income, net (d)	$523	0.1%	$1,596	0.5%	$808	0.1%	$5,125	0.4%
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(a) Legal contingencies during fiscal year 2013 primarily represented charges recorded based on a judgment associated with the patent litigation brought by Syntrix Biosystems, Inc., or Syntrix. Illumina continues to believe that Syntrix’s claims are without merit and are not supported by the law or facts. Accordingly, on December 3, 2013, Illumina filed an appeal to the court challenging the judgment.

(b) Impairment charges of $25.2 million were recorded in fiscal year 2013 due to a decision to discontinue a non-core product line. The impairment charge in fiscal year 2012 related to an in-process research and development intangible asset.

(c) Inventory revaluation adjustments of $0.5 million in 2013 and $1.5 million in 2012 represented cost of goods sold recognized from inventories revalued upon the acquisitions of Verinata Health, Inc. and BlueGnome Ltd., respectively.

(d) Non-GAAP gross profit, included within the non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of the Company’s products and services. Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future core operating performance.

(e) Contingent compensation expense relates to contingent payments for post-combination services associated with acquisitions.

(f) Acquisition related (gain) expense, net during fiscal year 2013 consisted primarily of $18.8 million in net gains from changes in fair value of contingent consideration, of which $7.8 million was recorded in Q4. Such gains were partially offset by transaction and other acquisition related costs of $7.2 million, of which $2.0 million was recorded in Q4. Acquisition related (gain) expense, net in fiscal year 2012 consisted of $2.0 million in net loss from changes in fair value of contingent consideration, of which $0.3 million was recorded in Q4, and $0.8 million in transaction costs related to the acquisition of BlueGnome Ltd. in Q3.

(g) Headquarter relocation during fiscal year 2013 and 2012 primarily consisted of additional cease-use loss recorded due to a delay in the sublease of our prior headquarters and accretion of interest expense recorded on lease exit liability during each year. Headquarter relocation in fiscal year 2013 was partially offset by a gain on lease exit liability recorded in Q2 2013 as a result of the Company entering into a sublease for a portion of its prior headquarters at a more favorable rate than previously estimated.

(h) Cost-method investment related gain, net in 2013 primarily consisted of a $55.2 million gain from the sale of our minority interest in Oxford Nanopore Technologies Ltd. during Q4. Cost-method investment related gain, net in 2012 consisted of a $48.6 million gain from the sale of our minority interest in deCODE Genetics offset by a $2.7 million impairment of another cost-method investment.

(i) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 29, 2013 to be filed with the SEC, and the Company’s Form 10-Q for the fiscal quarters ended March 31, 2013, June 29, 2013, and September 29, 2013. The Company assumes no obligation to update any forward-looking statements or information.

Fiscal Year 2014
Gross Margin
Non-GAAP gross margin	70.0%
Amortization of acquired intangible assets	(2.3%)
Legal contingencies (a)	(1.2%)
Stock-based compensation expense	(0.6%)
GAAP gross margin	65.9%

Diluted net income per share
Non-GAAP diluted net income per share	$2.00 - $2.06
Amortization of acquired intangible assets	(0.20)
Non-cash interest expense (b)	(0.16)
Legal contingencies (a)	(0.10)
Contingent compensation expense (c)	(0.02)
Headquarter relocation (d)	(0.01)
Acquisition related expense (e)	(0.01)
GAAP diluted net income per share	$1.50 - $1.56

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(a) Legal contingencies represent charges to be recorded based on a judgment associated with the patent litigation brought by Syntrix BioSystems, Inc., or Syntrix. Illumina continues to believe that Syntrix’s claims are without merit and are not supported by the law or facts. Accordingly, on December 3, 2013, Illumina filed an appeal to the court challenging the judgment.

(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(c) Contingent compensation expense relates to contingent payments for post-combination services associated with acquisitions.

(d) Headquarter relocation represents accretion of interest expense on lease exit liability.

(e) Acquisition related expense represents certain known transaction costs related to a prior period acquisition.